Exhibit 4.1

QUÉBEC

2.750% GLOBAL NOTES SERIES QK

DUE August 25, 2021

FISCAL AGENCY AGREEMENT

FISCAL AGENCY AGREEMENT

THIS AGREEMENT, dated as of August 25, 2011,

BETWEEN:	QUÉBEC, as issuer

(the “Issuer”),

AND:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as fiscal agent, registrar, principal paying agent and transfer agent

(in all such capacities, the “Registrar”),

AND:	DEUTSCHE BANK AG, LONDON BRANCH, as London paying agent and London transfer agent

(in such capacity, the “London Paying Agent and London Transfer Agent”),

WHEREAS pursuant to a terms agreement (the “Terms Agreement”), dated August 18, 2011, between the Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several Underwriters named therein, which incorporates by reference all of the provisions of the Québec Underwriting Agreement Standard Provisions (Debt Securities), dated August 18, 2011, the Issuer has agreed to create, issue and sell U.S.$1,400,000,000 aggregate principal amount of 2.750% Global Notes Series QK due August 25, 2021 (herein collectively called the “Notes” or, individually, a “Note”);

WHEREAS the sale of the Notes pursuant to the Terms Agreement has taken place as described in a Prospectus Supplement, dated August 18, 2011, which contains a description of the Notes and the clearing and settlement procedures related thereto;

WHEREAS the Notes are issuable in the form of one or more fully registered global certificates (the “Global Notes”) registered in the name of Cede & Co., as nominee of The Depository Trust Company, New York (“DTC”), and held by Deutsche Bank Trust Company Americas, as custodian for DTC (the  “Custodian”), with beneficial interests in the Notes represented, with limited exceptions, through book-entry accounts of financial institutions acting on behalf of beneficial owners thereof as direct and indirect participants in DTC;

WHEREAS beneficial owners of Notes are not, except in limited circumstances described in Section 5, entitled to receive Notes represented by physical certificates or to have Notes registered in their names; and

WHEREAS all Notes are recorded in a register held by the Registrar (the “Register”), and are registered in the name of Cede & Co., for the benefit of holders of Notes through the Euroclear System (“Euroclear”), Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and DTC (together, the “Clearing Systems”);

NOW THEREFORE it is hereby agreed as follows:

1.             Definitions

Terms and expressions defined in the terms and conditions of the Notes attached as Schedule B shall have the same meaning when used in this Agreement unless otherwise defined herein or unless the context otherwise requires.  “Noteholders” or “holders of Notes” or “holders” or “registered holders” refers to persons entered in the Register as registered holders of Notes.

2.             Appointment

The Issuer hereby appoints Deutsche Bank Trust Company Americas as its registrar, fiscal agent, transfer agent and principal paying agent in respect of the Notes upon and subject to the terms and conditions herein and therein contained and Deutsche Bank Trust Company Americas hereby accepts such appointments.

3.             Issue of the Notes

(1)   The Notes shall be issued in the form of one or more fully registered Global Notes registered in the name of Cede & Co., as nominee of DTC, and shall be executed by the Issuer.  The Global Notes will be substantially in the form attached as Schedule A, with such changes as may be agreed between the Issuer and the Registrar.  The aggregate principal amount of Notes to be issued and outstanding at any time in the form of the Global Notes or physical certificates (the “Certificated Notes”) issued in accordance with Section 5 shall not exceed U.S.$1,400,000,000 except to the extent that Notes are further issued in accordance with Section 19. Forthwith after such execution, the Global Notes shall be delivered to the Registrar and shall be authenticated by the Registrar (or by such other person as the Registrar may appoint for such purpose with the consent of the Issuer), and delivered to or to the order of the Issuer pursuant to a written direction of the Issuer.

(2)   Beneficial owners of Notes will not, except in the limited circumstances described in Section 5, be entitled to receive Notes represented by Certificated Notes or to have Notes registered in their names and will not be considered holders thereof under this Agreement.  The Certificated Notes, if any, will be substantially in the form of the Global Notes attached as Schedule A with the appropriate changes thereto (and including the use of a summary of terms and condition of the Notes), consistent with the provisions of this Agreement, as may be agreed between the Issuer and the Registrar.

(3)   The Global Notes shall be issued and delivered only to or to the order of Cede & Co., as nominee for DTC or its successor appointed by the Issuer in accordance with Section 5. The Global Notes shall be in the principal amount from time to time endorsed thereon.  The Registrar shall cause DTC to establish on its book-entry Clearing System an account in the name of the Registrar, as registrar and transfer agent for the Notes (the “Registrar Segregated Account”), for the purpose of facilitating the initial distribution of Notes in accordance with procedures previously agreed to by the Issuer, the Registrar and DTC.  The Registrar Segregated Account is maintained exclusively for book-keeping purposes and for purposes of facilitating timely transfers of Notes, and the Registrar shall not be deemed the owner or holder of the Notes recorded therein for any purpose under this Agreement or under the terms of the Notes.  The Issuer acknowledges and agrees that the Registrar Segregated Account will be subject to the agreements, rules and procedures from time to time governing DTC participant accounts (collectively, the “DTC Agreements”).

(4)   So long as Cede & Co., as nominee of DTC, is the registered owner of the Global Notes and subject to applicable law, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under this Fiscal Agency Agreement and the Notes, notwithstanding any notice to the contrary. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have the Notes represented by the Global Notes registered in their names, will not receive or be entitled to receive Certificated Notes and will not be considered owners or holders thereof under this Fiscal Agency Agreement or the Notes. Neither the Issuer nor the Registrar will have any responsibility or liability for any aspect of the records of the Clearing Systems relating to or payments made by the Clearing Systems on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records of the Clearing Systems relating to such beneficial ownership interests.

(5)   The Global Notes and the Certificated Notes shall be signed (either manually or by facsimile signature) by the Minister of Finance or the Deputy Minister of Finance or any other authorized representative of the Issuer, and shall be authenticated by the Registrar upon written authorization of the Issuer (or by such other person as the Registrar may appoint for such purpose with the consent of the Issuer).

4.             The Register and Transfers

(1)   The Registrar, as registrar and transfer agent of the Issuer, shall be responsible for, and shall maintain at its principal office in New York, a Register for (i) registering and maintaining a record of the holdings of Notes, (ii) ensuring that payments of principal and interest in respect of the Notes received by the Registrar from the Issuer are duly credited to Cede & Co., (iii) transmitting to the Issuer any notices from holders of Notes (iv) registering transfers between holders of Notes, (v) registering and maintaining a record of holders of Certificated Notes in the event any are issued in the limited circumstances described in Section 5, (vi) registering transfers of Certificated Notes in the event any are issued in the limited circumstances described in Section 5 and (vii) registering and maintaining a record of any further issues of Notes pursuant to Section 19 and any subsequent transfers thereof.

In the event Certificated Notes are issued in exchange for the Global Notes under the limited circumstances described in Section 5, the Registrar shall (i) register and maintain a record of holders of Certificated Notes and (ii) register transfers of Notes among holders of Certificated Notes and between holders of Certificated Notes and participants in DTC, in accordance with such procedures as the Registrar shall deem reasonable upon consultation with the Issuer.

(2)   The Registrar shall not be required to inquire into, or take any action in respect of, transfers of beneficial ownership interests in the Global Notes (i) within Euroclear or Clearstream, Luxembourg or between Euroclear and Clearstream, Luxembourg participants, or (ii) between DTC participants.

(3)   No service charge shall be payable by the presenter for any registration, registration of transfer or exchange of the Notes provided that the Registrar may require payment by the transferee of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith.

(4)   The Register shall at all reasonable times be open for inspection by the Issuer and any agent of the Issuer.  In the event of any discrepancy between the principal amount of the Global Notes and the aggregate principal amount of Notes held by Cede & Co. as shown on the Register, the aggregate principal amount of Notes as shown on the Register shall prevail.

(5)   Neither the Issuer nor the Registrar shall be required (i) to register the transfer or exchange of any Notes on any Interest Payment Date (as such term is defined in the Note) or during a period commencing at the close of business of the New York office of the Registrar on the 14th calendar day immediately preceding any such date and ending on such date; (ii) to register the transfer or exchange of any Notes during the period commencing at the close of business of the New York office of the Registrar on the record date of any notice by the Issuer of any Notes to be redeemed or purchased through the date the notice of redemption or purchase is given; or (iii) to register the transfer or exchange of any Notes called for redemption unless upon due presentation thereof such Notes called for redemption shall not be redeemed.

(6)   Subject to applicable law, the Issuer, the Registrar or any other agents of the Issuer or the Registrar shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Notes and may register the transfer of any Notes on the direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

(7)   The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Registrar, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas.  The parties to this Fiscal Agency Agreement agree that they will provide the Registrar with such information as it may request in order for the Registrar to satisfy the requirements of the USA Patriot Act.

(8)   The Registrar and the London Paying Agent and London Transfer Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Registrar and the London Paying Agent and London Transfer Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility) except if such liability arises from their gross negligence, willful misconduct or bad faith.

5.             Replacements, Exchange and Transfer of the Global Notes and the Certificated Notes

(1)   The Registrar, or an agent duly authorized by the Registrar, is hereby authorized from time to time in accordance with the provisions of the Notes and of this section to authenticate and deliver:

(a)                   the Global Notes or the Certificated Notes, as the case may be, in exchange for or in lieu of the Global Notes or the Certificated Notes, as the case may be, outstanding on the Register with the same maturity and of like form which have become mutilated, defaced, destroyed, stolen or lost, provided that the applicant therefor shall have (i) paid such costs as may have been incurred in connection therewith; (ii) surrendered to the Registrar any mutilated or defaced Global Notes or Certificated Notes, as the case may be, to be replaced; and (iii) in the case of lost, stolen or destroyed Global Notes or Certificated Notes, as the case may be, furnished the Registrar with such evidence (including evidence as to the serial number of the Global Notes or the Certificated Notes in question) and indemnity in respect thereof as the Issuer and the Registrar may require;

(b)                   Certificated Notes in an authorized form and denomination in exchange for a like aggregate principal amount of Certificated Notes; and

(c)                   upon any registration of a transfer, a new Global Note or, as the case may be, a new Certificated Note shall be issued to the new holder in replacement of the existing Global Note or Certificated Note thus transferred.  Such new Global Note or, as the case may be, new Certificated Note, shall be duly authenticated by the Registrar.

Each new Global Note or Certificated Note authenticated and delivered upon any registration of transfer or exchange for or in lieu of the whole or any part of any Global Note or Certificated Note shall carry all the rights to interest, if any, accrued and unpaid and to accrue which were carried by the whole or such part of such latter Global Note or Certificated Note, and notwithstanding anything to the contrary herein contained, such new Global Note or Certificated Note shall be dated the date of the authentication of such Global Note or Certificated Note.

(2)   The Issuer will issue or cause to be issued Certificated Notes upon registration of transfer of, or in exchange for, Notes represented by the Global Notes (i) if DTC notifies the Issuer that it is unwilling or unable to continue as depository in connection with the Global Notes or ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered and a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; (ii) if the Issuer, in its sole discretion at any time, determines not to have any of the Notes represented by the Global Notes; or (iii) upon request by DTC to the Registrar, acting on direct or indirect instructions of one or more holders of a Global Note or any beneficial owner of an interest in a Global Note request in writing from the Issuer the exchange, in whole or in part, of such Global Note for Certificated Notes, but only after an event of default entitling the holder to accelerate the stated maturity of the Global Note has occurred and is continuing, or, if DTC is unwilling or does not promptly make that request to the Issuer, then any beneficial owner of an interest in such Global Note shall be entitled to make such request with respect to such interest.  The Issuer shall bear the costs and expenses of printing or preparing any Certificated Notes.

(3)   Upon any such issuance pursuant to Section 5(2) of the Certificated Notes in exchange for all the Notes represented by the Global Notes, (i) the Issuer shall promptly make available to the Registrar a reasonable supply of Certificated Notes in blank form to proceed with such issuance, (ii) DTC shall cause the Global Notes to be delivered to the Registrar and provide the Registrar with the necessary registration information for such Certificated Notes, (iii) the Registrar shall authenticate and deliver such Certificated Notes in an aggregate principal amount equal  to the principal amount of the Global Notes to be exchanged for such Certificated Notes, (iv) the Registrar shall cancel the Global Notes and, in the case of a partial exchange, issue and deliver to or to the order of DTC new Global Notes equal to the unexchanged portion of any such Global Notes partially exchanged for Certificated Notes and (v) the Registrar shall reduce accordingly the holdings of Cede & Co. on the Register.  The Registrar shall have at least 30 days from the date of its receipt of Certificated Notes and registration information to authenticate and deliver such Certificated Notes. Such Certificated Notes shall be registered in such names and in such denominations as DTC, pursuant to instructions from direct or indirect participants, shall direct and shall be delivered as directed by the persons in whose names such Certificated Notes are to be registered. All Notes represented by Certificated Notes issued upon any such issuance in exchange for the Notes represented by the Global Notes shall be a valid obligation of the Issuer, shall be entitled to the same benefits under this Agreement as the Global Notes and shall be so exchanged without charge to the Registrar, DTC or the transferee. On or after any such exchange, the Registrar shall direct all payments in respect or such Certificated Notes to the registered holders thereof, including when such exchange occurred after the record date for any payment due and prior to the date of such payment.

(4)   The Issuer expressly acknowledges that if Certificated Notes are not promptly issued to the owners of beneficial interests in a Global Note in accordance with this Section 5, then an owner of a beneficial interest will be entitled to pursue any remedy under this Agreement, the Global Notes or applicable law with respect to the portion of the Global Note representing that owner’s interest in the Global Note as if Certificated Notes had been issued.

(5)   Unless the Global Notes are presented by an authorized representative of DTC to the Issuer, the Registrar or their respective agents for registration of transfer, exchange or payment, and any replacement Global Notes are registered in the name of a nominee of DTC and any payment is made to such nominee, any transfer, pledge or other use of the

Global Notes for value or otherwise shall be wrongful since the registered holders of the Global Notes have an interest in the Notes evidenced by the Global Notes.

6.             Paying Agents and Transfer Agents

The Registrar shall act as the principal paying agent and transfer agent for the Issuer in connection with the Notes.  The Issuer hereby appoints Deutsche Bank AG, London Branch, as the London Paying Agent and London Transfer Agent and may appoint any additional paying agents or transfer agents or terminate the appointment of any paying agents or transfer agents except that if and for so long as the Notes are admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange’s Regulated Market and the rules of the London Stock Exchange so require, the Issuer will maintain a paying agent and transfer agent in London.  The Issuer undertakes to maintain a paying agent that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

7.             Payments by the Issuer to the Registrar

(1)   The Issuer agrees to provide to the Registrar by 10:00 a.m., New York time, on each date on which a payment of principal or interest (and any Additional Amounts) in respect of the Notes is due (each a “Payment Date”) pursuant to the terms and conditions of the Notes such amount as is required to be paid on such date in immediately available funds in U.S. dollars to an account in New York designated by the Registrar.

(2)   All monies paid to the Registrar pursuant to and for the payment of the amounts referred to in this Section 7 shall be received and held by the Registrar as agent for the Issuer and shall be applied to the payment of the appropriate U.S. dollar amounts at the time and in the manner provided in this Agreement and the Notes.

(3)   All monies paid to the Registrar pursuant to this Agreement shall be held by the Registrar in a separate account under arrangements agreed upon separately by the Issuer and the Registrar from the moment when such monies are received until the time of actual payment for the benefit of the holders of the Notes to apply such amount for payment of principal and interest (and any Additional Amounts) due in respect of the Notes.  If for any reason, the amounts paid to the Registrar pursuant to this paragraph are insufficient to satisfy all such claims for interest payable in respect of all Notes, the Registrar shall not be obliged to pay any such claims until the Registrar has received the full amount of the monies that are due and payable. The Registrar shall, to the extent permitted by law, return to the Issuer any funds transferred to it for payments with respect to the Notes that are not so paid by the Registrar at the expiration of three years after the due date for payment thereof; thereafter, the holders of Notes shall look only to the Issuer for any payment of such funds.

(4) The Registrar is authorized by the Issuer to open an account for the purposes contemplated in this Section 7.  Such account will not bear any interest on funds deposited unless otherwise agreed to in writing by the Registrar and the Issuer.  The Registrar shall provide to the Issuer monthly statements identifying transactions, transfers or holdings of the account and each such statement shall be deemed to be correct and final upon receipt thereof by the Issuer unless the Registrar is notified in writing by the Issuer to the contrary within thirty (30) business days of the date of such statement. The requirements of this Section 7.4 shall be performed by the Registrar by granting the Issuer on-line read only access to the account.

8.             Payment of Notes

(1)   All payments in respect of the Notes represented by the Global Notes will be made by the Registrar to the registered holder of the Global Notes as set forth in the terms and conditions of the Notes.

(2) Payments of principal, interest and Additional Amounts, if any, in respect of Certificated Notes will be made by the Registrar after receipt of such payment from the Issuer as provided in Section 7 and as provided in the terms and conditions of the Notes.

(3)   The Issuer shall have the right to require a holder of a Note, as a condition of payment of the principal of, or interest (and any Additional Amounts) on a Note, to deliver to the Registrar a certificate in such form as the Issuer may from time to time prescribe in order to enable the Issuer to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Issuer, the Registrar or the paying agent may be required to deduct or withhold from payments in respect of such Note under any present or future law of Canada or Québec or any regulation thereunder and (ii) any reporting or other requirements under such law or regulation.  The Issuer shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination.

(4)   Subject to applicable law and the terms hereof, the Issuer, the Registrar and any other agent of the Issuer or the Registrar shall deem and treat the person whose name appears in the Register as the registered holder of a Note as the absolute owner thereof for all purposes whatsoever notwithstanding any notice to the contrary, and any payment in U.S. dollars of or on account of the principal of, and interest, and any Additional Amounts on such Note shall be made only to or to the order in writing of such holder, and such payment shall be valid and shall discharge the liability of the Issuer or the Registrar and any other agent of the Issuer or the Registrar on such Note to the extent of the sum or sums so paid.

(5)   The registered holder of any Note shall be entitled to the payments of principal of, and interest, and any Additional Amounts on such Note, free from all rights of set-off or counterclaim between the Issuer and the original or any intermediate holder thereof and all persons may act accordingly and a transferee of a Note shall, after the appropriate form of transfer is lodged with the Registrar or other agent of the Issuer or the Registrar for the purpose and upon compliance with all other conditions relating thereto required by this Agreement or by any conditions contained in such Note or by law, be entitled to be entered on the Register as the owner of such Note free from all rights of set-off or counterclaim between the Issuer and his transferor or any previous holder thereof, save in respect to rights of which the Issuer is required to take notice by statute or by order of a court of competent jurisdiction. Delivery to the Issuer or the Registrar by a Noteholder of a Note or the receipt by such holder of the principal, interest and any Additional Amounts in respect of such Note shall be a valid discharge to the Issuer and the Registrar, which shall not be bound to inquire into the title of such holder, save as ordered by a court of competent jurisdiction or as required by statute.

(6)   Where a Note is registered in more than one name, the principal and interest and any Additional Amounts from time to time payable in respect thereof shall be paid to or to the order of all the joint holders thereof, failing written instructions to the contrary from all such joint holders, and such payment shall be a valid discharge to the Issuer, the Registrar and any other agent of the Issuer or the Registrar.

(7)   In the case of the death of one or more joint holders, the principal of, and interest, and any Additional Amounts on any Notes registered in their names may, notwithstanding subsection (4) of this Section 8, be paid to the survivor or survivors of such holders whose receipt therefor shall constitute a valid discharge to the Issuer, the Registrar and any other agent of the Issuer or the Registrar.

9.             Cancellation of Notes

All Certificated Notes that are presented for transfer pursuant to Section 4(1), all Notes that are presented for replacement, exchange or registration of transfer pursuant to Section 5 or repaid on maturity or redeemed or purchased shall, upon such registration of transfer, replacement or exchange or upon payment being made, be cancelled by the Registrar. The Registrar shall, as soon as reasonably possible after the date of any such registration of transfer, replacement, exchange, redemption, purchase or payment, furnish the Issuer with a certificate or certificates stating: (i) the serial numbers and total number of Notes so transferred, replaced, exchanged, redeemed, purchased or repaid; and (ii) the amount, if any, paid in respect of such Notes.  Unless otherwise instructed by the Issuer, the Registrar shall destroy the cancelled Notes in its possession in accordance with its customary procedure and provide the Issuer with a destruction certificate duly signed by a representative of the Registrar.

10.          Maturity, Redemption and Purchase

Unless previously redeemed for tax reasons as provided in the terms and conditions of the Notes, or purchased, the principal amount of the Notes shall be due and payable on August 25, 2021.

In accordance with the terms and conditions of the Notes, upon receipt of a notice of intention to redeem and the certificate contemplated in the provisions under “Maturity, Redemption and Purchases” in the terms and conditions of the Notes, not less than 30 days nor more than 60 days prior to the date fixed for redemption, the Registrar shall cause to be given on behalf of the Issuer, in accordance with the provisions under

“Notices” in the terms and conditions of the Notes, a notice of redemption stating: (i) the date fixed for redemption; (ii) the redemption price and (iii) if applicable, the place or places of surrender of the Notes to be redeemed.

The Issuer may, if not in default under the Notes , purchase Notes at any time in any manner and at any price.  If the purchases are made by tender, tenders must be available to all holders of the Notes alike.

11.                               Financial Documents

For so long as any of the Notes are outstanding, the Issuer agrees to supply the Registrar and the London Paying Agent and London Transfer Agent with copies of all documents required to be available by any stock exchange on which the Notes are for the time being listed, with electronic copies of the latest statements of consolidated revenues and expenditures and annual reports of the Issuer as soon as practicable after publication thereof for inspection by Noteholders at the principal office of the Registrar in New York and of the London Paying Agent and London Transfer Agent in London. Notwithstanding anything herein contained, the obligations of the Issuer under this Section 11 will terminate on such date as all amounts required to be paid to the Noteholders by the Issuer under the Notes have been paid in full. Upon the written request of holders of Notes, the Registrar and the London Paying Agent and London Transfer Agent, subject to the Registrar in New York and the London Paying Agent and London Transfer Agent in London being provided with copies of the documents and reports referred to above, undertake to make such copies available to holders of Notes at their principal office, in the case of the Registrar, in New York, and, in the case of the London Paying Agent and London Transfer Agent, in London during the term of the Notes.  All financial documents of the Issuer referred to in this section will also be made available from the Electronic Data-Gathering, Analysis, and Retrieval system, which is commonly known by the acronym EDGAR, through the Securities and Exchange Commission’s website (http://www.sec.gov).

12.                               Fees

The Issuer shall pay to the Registrar and the London Paying Agent and London Transfer Agent such fees for their respective services hereunder as are agreed separately by the Issuer and the Registrar and by the Issuer and the London Paying Agent and London Transfer Agent, including any applicable value added or equivalent tax.

13.                               Further Reports

The Registrar shall provide the Issuer upon written request such information regarding the financial servicing of the Notes expressed in such form as the Issuer may reasonably require. The Registrar shall transmit to the Issuer promptly any notices or other communications addressed to the Issuer in connection with the Notes, including any notice of any legal action or proceeding which may be brought against the Issuer and of which the Registrar has knowledge.

14.                               Meetings of Holders of Notes

(1)          The Registrar shall, on receipt of a written request of the Issuer or a written request signed in one or more counterparts by the holders of not less than 10% of the principal amount of the Notes then outstanding and upon being indemnified to its reasonable satisfaction by the Issuer or the holders of Notes signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the holders of Notes for any lawful purpose affecting their interests. If the Registrar fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, the Issuer or such holders of Notes, as the case may be, may convene such meeting. Every such meeting shall be held in New York or such other place as may be approved or determined by the Registrar.

(2)          At least 21 days’ notice of any meeting shall be given to the holders of the Global Notes or Certificated Notes, as the case may be, in the manner provided pursuant to the provisions under “Notices” in the terms and conditions of the Notes, and a copy thereof shall be sent by post to the Registrar unless the meeting has been called by it, and to the Issuer, unless the meeting has been called by the Issuer. Such notice shall state the day, time, place and purpose of the meeting and the general nature of the business to be transacted thereat, and shall include a statement to the effect that, prior to 48 hours prior to the time fixed for the meeting, (i) in the limited circumstances in which Certificated Notes have been issued, those holders of Certificated Notes who deposit such Notes with the Registrar, or any other person authorized for such purpose by the Registrar or the Issuer or (ii) in the case of Notes being represented by the Global Notes, those persons recorded in the Register, shall be entitled to obtain voting certificates for appointing proxies, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions.

(3)          A holder of Notes may appoint any person by instrument in writing as the holder’s proxy in respect of a meeting of the holders of Notes or any adjournment of such meeting, and such proxy shall have all rights of the holder of Notes in respect of such meeting. All notices of meetings to the holder of a Global Note shall contain a requirement that the Clearing Systems must notify Clearing Systems participants and, if known, owners of beneficial interest in the Global Notes of the meeting in accordance with procedures established from time to time by the Clearing Systems. The registered holders of Notes shall seek voting instructions on the matters to be raised at such meeting from the Clearing Systems participants or, if known, from the owners of beneficial interest in the Global Notes in accordance with the applicable procedure of the Clearing Systems.  For greater certainty, it is acknowledged that none of the Issuer, the Registrar, any clearing agency or any intermediary or participant shall be required to comply with the time limits set out in the applicable procedure of the Clearing Systems but shall use all reasonable efforts to otherwise comply with such procedure and attempt to provide non-registered holders of the Notes with meeting materials and voting rights as if such non-registered holders of Notes were registered holders thereof.

(4)          Some person, who need not be a holder of Notes, nominated in writing by the Registrar shall be chairman of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the holders of the Notes present in person or by proxy shall choose some person present to be chairman, and, failing such choice, the Issuer may appoint a chairman.

(5)          At a meeting of holders of Notes, a quorum shall consist of two or more holders of Notes present in person or by proxy who represent at least a majority in aggregate principal amount of the Notes at the time outstanding. If a quorum of the holders of Notes shall not be present within one-half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of holders of Notes, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a business day in the place where the meeting is to take place in which case it shall stand adjourned until the next such business day following thereafter) at the same time and place unless the chairman shall appoint some other place, day or time of which not less than seven days’ notice shall be given in the manner provided above. At any adjourned meeting called by the Issuer or the Registrar, two or more holders of Notes present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in aggregate principal amount of the Notes then outstanding.

(6)          The chairman of any meeting at which a quorum of the holders of Notes is present may, with the consent of the holder(s) of a majority in aggregate principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

(7)          Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as hereinafter defined) and in the first place by the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact. On any question submitted to a meeting when ordered by the chairman or demanded by a show of hands by one or more holders of Notes acting in person or by proxy and holding at least 2% in aggregate principal amount of the Notes then outstanding, a poll shall be taken in such manner as the chairman shall direct.

(8)          In a poll, each holder of Notes present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each U.S.$1,000 principal amount of Notes then held by such holder. A proxy need not be a holder of Notes. In the case of Notes held jointly, any one of the joint holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them is present in person or by proxy, only one of them may vote in respect of each U.S.$1,000 principal amount of Notes of which they are joint holders.

(9)          The Issuer and the Registrar by their respective officers, directors and representatives, and the legal advisors of the Issuer and the Registrar may attend any meeting of the holders of Notes, but shall have no vote as such.

(10)                            Subject to Section 16, in addition to all other powers conferred upon them by any other provision of this Agreement or by law, holders of Notes at a meeting shall have the following powers, any one or combination of which may be exercised from time to time by Extraordinary Resolution:

(a)                                                          power to confirm any modification or amendment of this Agreement or the terms and conditions of the Notes proposed by the Issuer;

(b)                                                         power to direct or authorize the Registrar to exercise any power, right, remedy or authority given to it by this Agreement or the Notes in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(c)                                                          power to waive and direct the Registrar to waive any default on the part of the Issuer in complying with any provisions of this Agreement or the Notes or to waive and direct the Registrar to waive future compliance with any provision or provisions of this Agreement or the Notes; and

(d)                                                         power to repeal, modify or amend any Extraordinary Resolution previously passed by the holders of Notes;

provided, however, that no such modification nor amendment to this Agreement or to the terms and conditions of the Notes or any other action taken may, without the consent of the holder of each such Note affected thereby: (a) change the stated maturity or interest payment date(s) of any such Note; (b) reduce the principal amount of or rate of interest on any such Note; (c) change the currency of payment of any such Note; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Note; (e) reduce the percentage of the holders of Notes necessary to modify or amend this Agreement or the terms and conditions of the Notes or reduce the percentage of votes required for the taking of action or the quorum required at any meeting of holders of Notes; or (f) reduce the percentage of outstanding Notes necessary to waive any future compliance or past default.

(11)                            All actions that may be taken and all powers that may be exercised by the holders of Notes at a meeting held as hereinbefore provided may also be taken and exercised by the holders of not less than 66 2/3% of the aggregate principal amount of the Notes at the time outstanding by an instrument in writing signed in one or more counterparts, and the expression “Extraordinary Resolution” when used in this Agreement shall include an instrument so signed.

(12)                            The term “Extraordinary Resolution” means a resolution proposed to be passed at a meeting of holders of the Notes duly convened for the purpose and held in accordance with the provisions of this Agreement and passed by the affirmative vote of the holders of not less than 66 2/3% of the aggregate principal amount of the Notes represented at the meeting in person or by proxy or as an instrument in writing signed by the holders of not less than 66 2/3% in principal amount of the outstanding Notes.

(13)                            Minutes of all resolutions and proceedings at every meeting of holders of Notes held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Registrar at the expense of the Issuer and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings taken, or by the chairman of the next succeeding meeting of the holders of Notes, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

(14)                            Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of holders of Notes shall be binding upon all the holders of Notes, whether present at or absent from such meeting, and every instrument in writing signed by holders of Notes in accordance with Section 14(11) shall be binding upon all the holders of Notes (whether or not a signatory). Subject to the provisions for its indemnity herein contained, the Registrar shall be bound to give effect accordingly to every such Extraordinary Resolution.

(15)                            The Registrar, or the Issuer with the approval of the Registrar, may from time to time make and from time to time vary such regulations as it shall from time to time deem fit:

(a)                                                          for the deposit of instruments appointing proxies at such place as the Registrar, the Issuer or the holders of Notes convening a meeting, as the case may be, may in the notice convening such meeting direct;

(b)                                                         for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or sent by any other means of recorded communication before the meeting to the Issuer or to the Registrar at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of holders of Notes shall be the holders thereof or their duly appointed proxies.

(16)                            The powers and any combination of the powers in this Agreement stated to be exercisable by the holders of Notes by Extraordinary Resolution may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the holders of Notes to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

15.                               Indemnities

(1)          The Issuer agrees to indemnify and hold harmless the Registrar and the London Paying Agent and Transfer Agent against all claims, actions, demands, damages, costs and losses arising out of or relating to the Registrar’s duties as fiscal agent, registrar, transfer agent and principal paying agent for the Issuer and the London Paying Agent and London Transfer Agent’s duties with respect to the Notes, except such as may result from the Registrar’s or the London Paying Agent and London Transfer Agent’s, as applicable, gross negligence, willful misconduct or bad faith or that of its directors, officers, employees or representatives.

(2)          This Section 15 shall survive the payment in full of all obligations of the Notes, whether by redemption, repayment or otherwise and the resignation or removal of the Registrar or the London Paying Agent and the London Transfer Agent.

16.                               Amendments

This Agreement and the Notes may be amended by the Issuer and the Registrar without notice to or the consent of the holders of Notes, for the purposes of: (i) curing any ambiguity; (ii) curing, correcting or supplementing any defective provisions contained herein or therein; (iii) effecting the issue of further Notes of the Issuer pursuant to Section 19; or (iv) in any other manner in which the Issuer, on the one hand, and the Registrar, on the other hand, acting on the advice of independent counsel, may deem necessary or desirable and which will not be inconsistent with this Agreement or the Notes and which in the reasonable opinion of the Issuer, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the holders of Notes.  This agreement may also be amended by Extraordinary Resolution of the holders of the Notes as specified in Section 14 of this Agreement and in the terms and conditions of the Notes.  No amendment may be made to this Agreement which would in any way alter, amend or change the duties, responsibilities, obligations of or the protections afforded to the London Paying Agent and London Transfer Agent from those set out in this Agreement as at the date of this Agreement without the prior written consent of the London Paying Agent and London Transfer Agent.

17.                               The Registrar and the London Paying Agent and London Transfer Agent

(1)          Subject to Section 7(3), in acting under this Agreement and in connection with the Notes, the Registrar and the London Paying Agent and London Transfer Agent are acting solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust with any of the holders of Notes, except that all amounts received and held by the Registrar or the London Paying Agent and London Transfer Agent for payment in respect of the Notes shall be held in trust for the holders of the Notes in a separate account or accounts for payment to the holders of Notes.  The Registrar and the London Paying Agent and London Transfer Agent, as the case may be, shall not be liable to pay interest to the Issuer on any moneys received from the Issuer for the purposes of payment pursuant to Section 7.

(2)          The Registrar and the London Paying Agent and London Transfer Agent shall be protected and shall incur no liability for action taken or not taken, or suffered to be taken or not taken, with respect to all legal matters upon which it has received advice from counsel in good faith and in accordance with the opinions and advice of such counsel.

(3)          The Registrar and the London Paying Agent and London Transfer Agent and their respective officers, directors and employees may become the owners of, or acquire an interest in, any Notes, with the same rights that they would have if the Registrar and the London Paying Agent and London Transfer Agent were not acting as agents hereunder, and may engage or be interested in any financial or other transaction with the Issuer, and may act on behalf of, or as a depository, trustee or agent for, any committee or body of holders of Notes or holders of other obligations of the Issuer as freely as if the Registrar or the London Paying Agent and London Transfer Agent were not acting as agents hereunder.

(4)          The Registrar and the London Paying Agent and London Transfer Agent may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, telecopier or other paper or document believed by them to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties and, in particular, may rely and shall be protected in acting on the basis of any such notice which is given in accordance with the provisions hereof.

18.                               Resignation or Replacement of Registrar or London Paying Agent and London Transfer Agent

(1)          The Issuer agrees that there shall at all times be a registrar, fiscal agent, transfer agent, principal paying agent and London paying agent and London transfer agent hereunder until the earlier of (i) there being no Notes outstanding, or (ii) the Issuer having established to the satisfaction of the Registrar and the London Paying Agent and London Transfer Agent that the Issuer may avail itself of defenses under all relevant laws for the prescription of actions in respect of any outstanding Notes.

(2)          The Registrar and the London Paying Agent and London Transfer Agent may resign at any time by sending at least ninety days’ written notice by registered mail to the Issuer. Upon receipt of such notice, the Issuer shall appoint another financial institution or institutions as successor registrar, fiscal agent, transfer agent and principal paying agent or successor London paying agent and London transfer agent, as applicable, under this Agreement. Subject to the provisions hereof, the Issuer may terminate the appointment of the Registrar as registrar, fiscal agent, transfer agent and principal paying agent or the London Paying Agent and London Transfer Agent and appoint another financial institution or institutions as successor registrar, fiscal agent, transfer agent and principal paying agent or successor London paying agent and London transfer agent under this Agreement provided that it give the Registrar or the London Paying Agent and London Transfer Agent, as applicable, not less than ninety days’ written notice of termination. Neither the resignation nor the termination of the appointment of the Registrar as registrar, fiscal agent, transfer agent and principal paying agent or the London Paying Agent and London

Transfer Agent shall take effect until the appointment of the successor registrar, fiscal agent, transfer agent and principal paying agent or successor London paying agent and London transfer agent, as applicable, becomes effective. On the effective date of the resignation of the Registrar or the London Paying Agent and London Transfer Agent or of the termination of its appointment as registrar, fiscal agent, transfer agent and principal paying agent or London paying agent and London transfer agent, as applicable, the Registrar or the London Paying Agent and London Transfer Agent shall deliver to the successor registrar, fiscal agent, transfer agent and principal paying agent or successor London paying agent and London transfer agent, as applicable, all funds of the Issuer then held by it and the Issuer shall pay to the Registrar or the London Paying Agent and London Transfer Agent all amounts owed by the Issuer to the Registrar or the London Paying Agent and London Transfer Agent, as applicable, pursuant to this Agreement up to the said effective date.

(3)          If the Registrar or the London Paying Agent and London Transfer Agent shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing of its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed or if any public officer shall have taken charge or control of it or of its property or affairs, for the purposes of rehabilitation, conservation or liquidation, a successor registrar, fiscal agent, transfer agent and principal paying agent or successor London paying agent and London transfer agent, as applicable, shall be appointed by the Issuer. Upon such an appointment of a successor registrar, fiscal agent, transfer agent and principal paying agent or successor London paying agent and London transfer agent, the Registrar or the London Paying Agent and London Transfer Agent shall cease to be a registrar, fiscal agent, transfer agent and principal paying agent or London paying agent and London transfer agent, as applicable, hereunder whether or not notice of such termination shall have been given. If no successor registrar, fiscal agent, transfer agent and principal paying agent or successor London paying agent and London transfer agent, as applicable, shall have been appointed by the Issuer, any holder of a Note, on behalf of itself and all other holders of Notes, or the Registrar or the London Paying Agent and London Transfer Agent, as applicable, may petition any court of competent jurisdiction for the appointment of a successor registrar, fiscal agent, transfer agent and principal paying agent or successor London paying agent and London transfer agent.

(4)          Any appointment by the Issuer of a paying agent or transfer agent under this Section 18 shall be subject to Section 6 hereof.

19.                               Further Issues

The Issuer may from time to time, without the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes in all respects and such further notes shall be consolidated and form a single series with the Notes.  Any further notes forming a single series with the outstanding Notes shall be issued with the benefit of and subject to an agreement supplemental to this Agreement.

20.                               General

(1)          Any notice pursuant to this Agreement shall be in English.  Any notice pursuant to this Agreement shall be deemed to have been duly given upon the dispatch of such notice by registered mail or facsimile (to be confirmed in writing by registered mail), addressed to the Issuer, to the Registrar or to the London Paying Agent and London Transfer Agent as follows:

Issuer	Address:	Ministère des Finances
8, rue Cook, 2e étage
Québec, Québec G1R 0A4
Canada
	Attention:	Direction générale des opérations bancaires
et financières
	Fax No:	(418) 528-1240
	Telephone No:	(418) 528-1479

With a copy to:

	Address:	Ministère des Finances
12 rue St-Louis, bureau 2.27
Québec, Québec G1R 5L3
	Attention:	Direction du financement des organismes publics et de la documentation financière
	Fax No:	(418) 643-4700
	Telephone No:	(418) 643-8141

Registrar	Address:	Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
MS: NYC60-2710
New York, New York 10005
	Attention:	Trust and Agency Services
	Fax No:	(732) 578-4635
	Telephone No:	(201) 593-3533

copy to:

	Address:	Deutsche Bank National Trust Company
Global Transaction Banking
Trust & Agency Services
100 Plaza One, 6th Floor
MS: JCY03-0699
Jersey City, New Jersey 07311-3901
	Attention:	Trust and Agency Services/Quebec
	Fax No:	(732) 578-4635
	Telephone No:	(201) 593-3533

London Paying
Agent and
London Transfer
Agent	Address:	Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
	Attention:	Trust & Securities Services
	Fax No:	+44 (0) 207 547 6149
	Telephone No:	+44 (0) 207 547 0308

or to any other address or number of which either of the parties shall have notified the other in writing in accordance with this provision.

(2)          This Agreement shall be governed by and interpreted in accordance with the laws of Québec and the laws of Canada applicable therein.

(3)          This Agreement shall extend to and enure to the benefit of and be binding upon the Issuer, the Registrar and the London Paying Agent and London Transfer Agent and their respective successors and assigns.

(4)          This Agreement may be executed in separate counterparts, and each such counterpart, when so executed and delivered, shall be deemed to be an original. Such counterparts shall together constitute one and the same agreement.

21.                               Jurisdiction of Courts

The Issuer hereby appoints the person from time to time who holds the position of Delegate General of Québec in New York, One Rockefeller Plaza, 26th Floor, New York, New York 10020-2102, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising from this Agreement which may be instituted in any State or Federal court in The City of New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of such action.  The Issuer hereby irrevocably waives any immunity to service of process in respect of any such action to which the Authorized Agent might otherwise be entitled.  Such appointment shall be irrevocable as long as any of the Notes remain outstanding, except that, if for any reason the Authorized Agent ceases to be able to act as agent or no longer has an address in The City of New York, the Issuer will appoint another person or persons in The City of New York, selected in its discretion, as Authorized Agent(s).  The Issuer will take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.  Service of process upon the Authorized Agent, together with written notice of such service mailed or delivered to the Issuer at its address set forth in Section 20, shall be deemed in every respect effective service of process upon the Issuer.  Notwithstanding the foregoing, any action arising from this Agreement may be instituted in any competent court in Québec.  The Issuer hereby waives, to the fullest extent permitted by applicable law, any immunity to jurisdiction to which it might otherwise be entitled in any action based on this Agreement which may be instituted as provided in this Section in any State or Federal court in The City of New York or in any competent court in Québec.

QUÉBEC

by:	/s/ ALAIN OLIVIER
Name:	Alain Olivier
Title:	Director of Communications,
Québec Government in New York

DEUTSCHE BANK TRUST COMPANY AMERICAS
By: Deutsche Bank National Trust Company

by:	/s/ ANNIE JAGHATSPANYAN
Authorized Signatory

by:	/s/ JEFFREY SCHOENFELD
Authorized Signatory

DEUTSCHE BANK AG, LONDON BRANCH

by:	/s/ ROBERT BEBB
Authorized Signatory

by:	/s/ TRACEY DEAN
Authorized Signatory

[Fiscal Agency Agreement

SCHEDULE A

FORM OF GLOBAL NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Québec or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Note No.

CUSIP 748149 AF8

QUÉBEC

2.750% Global Notes Series QK due August 25, 2021

This global note, registered in the name of Cede & Co., as nominee of DTC (the “Global Note”), is a permanent global note in respect of the duly authorized issue of securities referred to above (the “Notes”) of Québec, and which is issued pursuant to a Fiscal Agency Agreement, dated as of August 25, 2011, among Québec, Deutsche Bank Trust Company Americas, New York, as registrar, fiscal agent, transfer agent and principal paying agent (the “Registrar” which term includes any successor registrar, fiscal agent, transfer agent and principal paying agent under the Fiscal Agency Agreement) and Deutsche Bank AG, London Branch, as London Paying Agent and London Transfer Agent, as such agreement may be supplemented or amended, as the case may be (the “Fiscal Agency Agreement”). This Global Note also represents any further notes which Québec may issue, from time to time, pursuant to Section 19 of the Fiscal Agency Agreement. In the event such further notes are issued, the word “Note” as defined above shall be deemed to also refer to such further notes.

This Global Note and all the rights of the holder hereof are expressly subject to the Fiscal Agency Agreement, and this Global Note and the Fiscal Agency Agreement constitute a contract to all of the terms and conditions of which the holder by acceptance hereof assents, is bound by and is deemed to have notice. All defined terms unless defined herein have the meanings ascribed to them in the Fiscal Agency Agreement.  Copies of the Fiscal Agency Agreement are available for inspection and may be obtained free of charge at the principal office of the Registrar and the London Paying Agent and London Transfer Agent.

This is a fully registered Global Note without coupons attached. In certain limited circumstances, as described in Section 5 of the Fiscal Agency Agreement, it is exchangeable in whole or in part, at the office of the Registrar, for Certificated Notes.

FOR VALUE RECEIVED, Québec hereby promises to pay to Cede & Co. or its registered assigns in the manner hereinafter mentioned on August 25, 2021 (or on such earlier date as the Principal Amount (as hereinafter defined) may become payable in accordance with the terms hereof) the principal sum set forth in Schedule I hereto from time to time (the “Principal Amount”) in lawful money of the United States of America, on presentation and surrender of this Global Note, and to pay interest in arrears on the said Principal Amount at the rate of 2.750% per annum, from August 25, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, in two equal semi-annual installments on February 25 and August 25 in each year (each an “Interest Payment Date”), commencing on February 25, 2012, until the Principal Amount is paid in full or duly made available for payment, in each case together with such further sum, if any, as may be payable by way of Additional Amounts in accordance with the provisions set forth herein, and should Québec at any time default in the payment of any of the Principal Amount or interest on this Global Note or any Additional Amounts, to pay interest on the amount in default (before as well as after judgment) at the same rate, in like money, on the same dates.  References herein to principal and interest in respect of this Global Note or the Notes shall be deemed also to refer to any Additional Amounts which may be payable concurrently therewith, unless the context otherwise requires.  Interest will cease to accrue on this Global Note on August 25, 2021 (or on such earlier date as the Principal Amount may become payable in accordance with the terms hereof) unless, upon due presentation of this Global Note, payment of the Principal Amount or Additional Amounts, if any, is improperly withheld or refused.

This Global Note shall not become valid and obligatory for any purpose unless and until this Global Note has been authenticated by the Registrar or its authorized representative.

SUMMARY OF TERMS AND CONDITIONS

The following constitutes a summary of the terms and conditions of this Global Note and the Notes and is qualified in its entirety by the more detailed terms and conditions contained in Schedule B to the Fiscal Agency Agreement

Form, Denomination and Registration

The Notes will be issued in the form of one or more fully registered global notes and all Notes will be recorded in a register held by a Registrar all as more fully set forth in the Fiscal Agency Agreement which also contains detailed provisions concerning transfers of Notes.

This Global Note is registered in the name of a nominee of DTC. This Global Note is exchangeable for Notes registered in the name of a person other than DTC or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for Certificated Notes, this Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

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Québec will issue or cause to be issued Certificated Notes upon registration of transfer of, or in exchange for, Notes represented by the Global Notes (i) if DTC notifies Québec that it is unwilling or unable to continue as depository in connection with the Global Notes or ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered and a successor depository is not appointed by Québec within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; (ii) if Québec, in its sole discretion at any time, determines not to have any of the Notes represented by the Global Notes; or (iii) upon request by DTC to the Registrar, acting on direct or indirect instructions of a holder or any beneficial owner of an interest in a Global Note, after an event of default entitling the holder to accelerate the stated maturity of the Global Note has occurred and is continuing, or, if DTC does not promptly make that request, then any beneficial owner of an interest in such Global Note shall be entitled to make such request with respect to such interest.

Québec expressly acknowledges that if Certificated Notes are not promptly issued to the owners of beneficial interests in a Global Note as described above, then an owner of a beneficial interest will be entitled to pursue any remedy under the Fiscal Agency Agreement, the Global Note or applicable law with respect to the portion of the Global Note representing that owner’s interest in the Global Note as if Certificated Notes had been issued.

Interest

Whenever it is necessary to compute any amount of interest in respect of the Notes, other than with respect to regular semi-annual payments, such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  The rate of interest specified in the Notes is a nominal rate and all interest payments and computations are to be made without allowances or deductions for deemed reinvestment.

For purposes of disclosure pursuant to the Interest Act (Canada), the rate of interest payable on any basis other than a full calendar year may be determined by multiplying the applicable annual interest rate by a fraction the numerator of which is the actual number of days in the period for which interest is payable and the denominator of which is 365 days or 366 days, as the case may be.

Payments

Principal of, and interest on the Notes and Additional Amounts, if any, are payable by Québec in lawful money of the United States of America (“US dollars”) to the person registered at the close of business on the relevant record date in the register held by the Registrar. With respect to Notes held by Cede & Co. for DTC participants, Euroclear and Clearstream, Luxembourg, payment will be made to beneficial owners of the Notes in accordance with customary procedures established from time to time by DTC, Euroclear and Clearstream, Luxembourg.

If any date for payment to the registered holder hereof is not a Business Day in the applicable place of payment, such registered holder shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the

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delay in such payment.  In this paragraph, “Business Day” means a day on which banking institutions in The City of New York and in any other applicable place of payment are not authorized or obligated by law or executive order to be closed.

Payment of Additional Amounts

The principal of and interest on the Notes will be paid to any holder, who as to Canada or any province, political subdivision or taxing authority therein or thereof is a non-resident, without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature, imposed or levied by or within Canada, or any province, territory, political subdivision or taxing authority therein or thereof or any authority or agency therein or thereof having power to tax.  If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, Québec shall be required to withhold any taxes or duties from any payments due under the Notes, Québec will, subject to its redemption rights, pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts receivable by the holder after such withholding or deduction shall equal the respective amounts of principal or interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction.  Québec shall not, however, be obliged to pay such Additional Amount (i) to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or charges in respect of such Note by reason of that person having some connection with Canada other than the mere holding or use outside Canada, or ownership as a non-resident of Canada, of such Note; or (ii) presented for payment more than thirty days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on or before such thirtieth day; or (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other law implementing or complying with, or introduced in order to conform to, such Directive; or (iv) presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a Member State of the European Union.  “Relevant Date” means (A) the date on which such payment first becomes due; or (B) if the full amount of the moneys payable has not been received by the Registrar on or prior to such date, the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders of the Notes in accordance with the notice procedures described under “Notices” below.

Redemption and Purchases

If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof (other than Québec) or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, which change or amendment shall have become effective after August 18, 2011, it is determined by Québec that it would be required at, or at any time prior to, maturity of the Notes to pay Additional Amounts as hereinabove described, the Notes may be redeemed in whole but not in part

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at the option of Québec on not less than 30 days’ nor more than 60 days’ published notice in accordance with the provisions set forth below under “Notices”, at the Principal Amount thereof together with accrued interest.

Québec may, if not in default under the Notes, purchase Notes at any time in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike.

Status of the Notes

The Notes will be direct, unsecured and unconditional obligations of Québec for the payment and performance of which the full faith and credit of Québec will be pledged and will not be secured.  The Notes will rank equally among themselves and with all notes, debentures or other similar debt securities issued by Québec and outstanding at the date of the issue of the Notes or issued in the future.

Events of Default

In the event that (a) Québec shall default in the payment of the principal of, interest or Additional Amounts, if any, on the Notes, as the same shall become due and payable, and such default shall continue for a period of 45 days or (b) default shall be made in the due performance or observance by Québec of any covenant or agreement contained in the Notes, other than the payment of principal, interest or Additional Amounts, or the Fiscal Agency Agreement and such default shall continue for a period of 60 days or (c) Québec shall default in the payment of any principal of, interest or additional amounts, if any, on any indebtedness (direct or under a guarantee) for borrowed money, other than the Notes, as the same shall become due and payable, and such default shall continue for a period of 45 days, provided that the foregoing shall not be taken into account so long as the aggregate principal amount of all such indebtedness (direct or under a guarantee) for borrowed money with respect to which the foregoing has occurred does not exceed U.S.$50,000,000 (or its equivalent in other currencies), then at any time thereafter and during continuance of such default, the registered holder of any Note (or its proxy) may deliver or cause to be delivered to Québec a written notice that such registered holder elects to declare the principal amount of the Notes held by him (the serial number or numbers of the note or notes representing such Notes and the principal amount of the Notes owned by him and the subject of such declaration being set forth in such notice) to be due and payable and, in the cases falling within either (a) or (c) above, on the 15th day after delivery of such notice, or, in the cases falling within (b) above, on the 30th day after delivery of such notice, the principal of the Notes referred to in such notice plus accrued interest thereon shall become due and payable, unless prior to that time all such defaults theretofore existing shall have been cured.

Notices

All notices to the holders will be valid (i) in the case of Certificated Notes, if sent by first class mail (or equivalent) or (if posted to an overseas address) by airmail, or if delivered, to each holder (or the first named of joint holders) at each such holder’s address as it appears in the Register held by the Registrar; (ii) in the case of Notes represented by a

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Global Note, if delivered to DTC for communication by it to the persons shown in its records as having interests therein and (iii) in either case, if and so long as the Notes are admitted to trading on, and listed on any stock exchange or are admitted to trading by another relevant authority, if in accordance with the rules and regulations of the relevant stock exchange or other relevant authority.  Any such notice shall be deemed to have been given on the date of such delivery or, in the case of mailing, on the fourth weekday following such mailing.

Prescription

Under current Québec law, an action to enforce a right to payment under the Notes may be prescribed if it is not exercised within three years of the date the payment is due.

Modification

The Fiscal Agency Agreement contains provisions with respect to modifying or amending said Agreement and the Notes either without notice to or the consent of the holder of any Note or by Extraordinary Resolution (as defined in the Fiscal Agency Agreement) of the holders of Notes and with respect to convening meetings of registered holders of Notes for such purposes.

Governing Law

The Fiscal Agency Agreement and the Notes shall be construed in accordance with and governed by the laws of Québec and the laws of Canada applicable therein.

Québec irrevocably consents to the fullest extent permitted by law to the giving of any relief (including, without limitation, the making, enforcement or execution against any property of any order or judgment) made or given in connection with any proceedings arising out of or in connection with the Fiscal Agency Agreement and the Notes.

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Executed in New York on behalf of Québec as of August 25, 2011.

Authenticated by:	QUÉBEC

DEUTSCHE BANK TRUST COMPANY
AMERICAS
By: Deutsche Bank National Trust Company
(as Registrar)	By:
Authorized Representative

Authentication Date: August 25, 2011

By:
Authorized Officer

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SCHEDULE TO THE GLOBAL NOTE

NO.

QUÉBEC

2.750% Global Notes Series QK due August 25, 2021

Initial Principal Amount	Additional Principal Amount	Aggregate Principal Amount	Authorization

US$	US$	US$
	US$	US$
	US$	US$

SCHEDULE B

TERMS AND CONDITIONS OF THE NOTES

Status of the Notes

The Notes will be direct and unconditional obligations of Québec for the payment and performance of which the full faith and credit of Québec will be pledged and will not be secured. The Notes will rank equally among themselves and with all notes, debentures or other similar securities issued by Québec and outstanding at the date hereof or in the future.

Form, Denomination and Registration

The Notes will be issued in the form of one or more fully registered global notes (the “Global Notes”) registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), and held by Deutsche Bank Trust Company Americas, as custodian for DTC.  Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC, the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and, collectively, the “Clearing Systems”). The Clearing Systems will be responsible for establishing and maintaining book-entry accounts for their participants having interests in the Notes.  Beneficial owners of Notes will not, except in limited circumstances described herein, be entitled to receive Notes represented by physical certificates or to have Notes registered in their names, and will not be considered holders thereof under the Fiscal Agency Agreement.  See “Certificated Notes”.  Subject to applicable law and the terms of the Fiscal Agency Agreement, Québec and the Registrar shall deem and treat registered holders of the Notes as the absolute owners thereof for all purposes whatsoever notwithstanding any notice to the contrary; and all payments to, or on the order of, the registered holders shall be valid and shall discharge the liability of Québec and the Registrar on the Notes to the extent of the sum or sums so paid.

The Notes will only be sold in denominations of U.S.$1,000 or any integral multiple thereof.

The Registrar will be responsible for (i) maintaining a record of the aggregate holdings of Notes, (ii) ensuring that payments of principal and interest in respect of the Notes received by the Registrar from Québec are duly credited to DTC; and (iii) transmitting to Québec any notices from beneficial owners of Notes.  The Registrar will not impose any fees in respect of the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes.  However, beneficial owners of Notes may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such Notes are held with the Clearing Systems.

Interest

The Notes will bear interest from August 25, 2011 at a rate of 2.750% per annum, payable in two equal semi-annual installments, in arrears on February 25 and August 25, commencing on February 25, 2012.  Interest on the Notes will cease to accrue on the maturity date (or the date fixed for redemption or repayment) unless, upon due presentation of the Notes, payment of principal is improperly withheld or refused.

Whenever it is necessary to compute any amount of interest in respect of the Notes, other than with respect to regular semi-annual payments, such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  The rate of interest specified in the Notes is a nominal rate and all interest payments and computations are to be made without allowances or deductions for deemed reinvestment.

Payments

Principal of, and interest and Additional Amounts (as defined below under “Payment of Additional Amounts”), if any, on, the Notes are payable by Québec in U.S. dollars to the person registered at the close of business on the relevant record date in the register held by the Registrar.  With respect to Notes held by Cede & Co. for DTC participants, Euroclear and Clearstream, Luxembourg, payment will be made to beneficial owners in accordance with customary procedures established from time to time by DTC, Euroclear and Clearstream, Luxembourg.  The Registrar will act as Québec’s principal paying agent for the Notes pursuant to the Fiscal Agency Agreement.

If any date for payment in respect of any Note is not a Business Day in the applicable place of payment, the holder thereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment. In this paragraph, “Business Day” means a day on which banking institutions in The City of New York and in any other applicable place of payment are not authorized or obligated by law or executive order to be closed.

Record Date

The record date for purposes of payments of principal and interest and Additional Amounts, if any, on the Notes will be as of 5:00 p.m., New York City time, on the fourteenth calendar day preceding the maturity date or any interest payment date, as applicable.  Ownership positions within each Clearing System will be determined in accordance with the normal conventions observed by such system.

Payment of Additional Amounts

The principal of and interest on the Notes will be paid to any holder, who as to Canada or any province, political subdivision or taxing authority therein or thereof is a non-resident, without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature, imposed or levied by or within Canada, or any province, territory, political subdivision or taxing authority therein or thereof or any authority or agency therein or thereof having power to tax.  If as a result of any change in,

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or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, Québec shall be required to withhold any taxes or duties from any payments due under the Notes, Québec will, subject to its redemption rights, pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts receivable by the holder after such withholding or deduction shall equal the respective amounts of principal or interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction.  Québec shall not, however, be obliged to pay such Additional Amount (i) to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or charges in respect of such Note by reason of that person having some connection with Canada other than the mere holding or use outside Canada, or ownership as a non-resident of Canada, of such Note; or (ii) presented for payment more than thirty days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on or before such thirtieth day; or (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other law implementing or complying with, or introduced in order to conform to, such Directive; or (iv) presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a Member State of the European Union.  “Relevant Date” means (A) the date on which such payment first becomes due; or (B) if the full amount of the moneys payable has not been received by the Registrar on or prior to such date, the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders of the Notes in accordance with the notice procedures described under “Notices” below.

Maturity, Redemption and Purchases

Unless previously redeemed for tax reasons as provided below, or purchased, the principal amount of the Notes shall be due and payable on August 25, 2021.

If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof (other than Québec) or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, which change or amendment shall have become effective after August 18, 2011, it is determined by Québec that it would be required at, or at any time prior to, maturity of the Notes to pay Additional Amounts as described under “Payment of Additional Amounts”, the Notes may be redeemed in whole but not in part at the option of Québec on not less than 30 days’ nor more than 60 days’ published notice in accordance with “Notices” below, at the principal amount thereof together with accrued interest.

Québec may, if not in default under the Notes, purchase Notes at any time, in any manner and at any price.  If purchases are made by tender, tenders must be available to all holders of Notes alike.

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Transfers

Transfers between participants within Euroclear and Clearstream, Luxembourg, and between Euroclear and Clearstream, Luxembourg participants, will be effected in accordance with procedures established for this purpose from time to time by Euroclear and Clearstream, Luxembourg.  Notes may be transferred between DTC participants in accordance with procedures established for this purpose from time to time by DTC.

Certificated Notes

Québec will issue or cause to be issued Notes represented by fully registered physical certificates (“Certificated Notes”) upon registration of transfer of, or in exchange for, Notes represented by the Global Notes (i) if DTC notifies Québec that it is unwilling or unable to continue as depository in connection with the Global Notes or ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered and a successor depository is not appointed by Québec within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; (ii) if Québec, in its sole discretion at any time, determines not to have any of the Notes represented by the Global Notes; or (iii) upon request by DTC to the Registrar, acting on direct or indirect instructions of a holder or any beneficial owner of an interest in a Global Note, after an event of default entitling the holder to accelerate the stated maturity of the Global Note has occurred and is continuing, or, if DTC does not promptly make that request, then any beneficial owner of an interest in such Global Note shall be entitled to make such request with respect to such interest.  The Issuer shall bear the costs and expenses of printing or preparing any Certificated Notes.

Upon any such issuance pursuant to the preceding paragraph of Certificated Notes in exchange for all the Notes represented by the Global Notes, (i) Québec shall promptly make available to the Registrar a reasonable supply of Certificated Notes in blank form to proceed with such issuance, (ii) DTC shall cause the Global Notes to be delivered to the Registrar and provide the Registrar with the necessary registration information for such Certificated Notes, (iii) the Registrar shall authenticate and deliver such Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes to be exchanged for such Certificated Notes, (iv) the Registrar shall cancel the Global Notes and, in the case of a partial exchange, issue and deliver to or to the order of DTC new Global Notes equal to the unexchanged portion of any such Global Notes partially exchanged for Certificated Notes and (v) the Registrar shall reduce accordingly the holdings of Cede & Co. on the register held by the Registrar.  The Registrar shall have at least 30 days from the date of its receipt of Certificated Notes and registration information to authenticate and deliver such Certificated Notes. Such Certificated Notes shall be registered in such names and in such denominations as DTC, pursuant to instructions from direct or indirect participants, shall direct and shall be delivered as directed by the persons in whose names such Certificated Notes are to be registered. All Notes represented by Certificated Notes issued upon any such issuance in exchange for the Notes represented by the Global Notes shall be a valid obligation of the Issuer, shall be entitled to the same benefits under this Agreement as the Global Notes and shall be so exchanged without charge to the Registrar, DTC or the transferee.  On or after any such exchange, the Registrar shall direct all payments in respect of such Certificated Notes to

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the registered holders thereof, including when such exchange occurred after the record dates for any payment and prior to the date of such payment.

Québec expressly acknowledges that if Certificated Notes are not promptly issued to the owners of beneficial interests in a Global Note as described above, then an owner of a beneficial interest will be entitled to pursue any remedy under the Fiscal Agency Agreement, the Global Note or applicable law with respect to the portion of the Global Note representing that owner’s interest in the Global Note as if Certificated Notes had been issued.

Notes represented by such Certificated Notes are issued and if and for so long as the Notes are admitted to the Official List of the UK Listing Authority and to trading on the regulated market of the London Stock Exchange, and the rules of the London Stock Exchange so require, Québec will appoint and maintain a paying agent and transfer agent in London. Québec will also ensure that, to the extent possible, it maintains a paying agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other law implementing or complying with, or introduced in order to conform to, such Directive. A publication will be made in accordance with “Notices” below describing how payments on Certificated Notes will be made.

Modification

The Fiscal Agency Agreement and the Notes may be amended by Québec and the Registrar without notice to, or the consent of, the holder of any Note, for the purpose of (i) curing any ambiguity, (ii) curing, correcting or supplementing any defective provisions contained therein, (iii) effecting the issue of further notes as described below under “Further Issue”, or (iv) in any other manner which Québec and the Registrar, acting on the advice of counsel, may deem necessary or desirable and which will not be inconsistent with the Fiscal Agency Agreement or the Notes and which, in the reasonable opinion of Québec and the Registrar, will not adversely affect the interests of the holders of Notes.

The Fiscal Agency Agreement will contain provisions for convening meetings of registered holders of Notes to modify or amend by Extraordinary Resolution (as defined below), the Fiscal Agency Agreement (except as provided in the immediately preceding paragraph) and the Notes (including the terms and conditions thereof) or waive future compliance therewith or past default thereon by Québec. An Extraordinary Resolution duly passed at any such meeting shall be binding on all holders of Notes, whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Notes may, without the consent of the holder of each such Note affected thereby: (a) change the stated maturity or interest payment date(s) of any such Note; (b) reduce the principal amount of or rate of interest on any such Note; (c) change the currency of payment of any such Note; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Note; (e) reduce the percentage of the holders of Notes necessary to modify or amend the Fiscal Agency Agreement or the terms and conditions of the Notes or reduce the percentage of votes required for the taking of action or the quorum required at any meeting of holders of Notes; or (f) reduce the percentage of outstanding Notes necessary

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to waive any future compliance or past default.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of holders of Notes by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of Notes represented at the meeting in person or by proxy or as an instrument in writing signed by the holders of not less than 66 2/3% in principal amount of the outstanding Notes.  The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing at least a majority in principal amount of the Notes at the time outstanding, or at any adjourned meeting called by Québec or the Registrar, two or more persons being or representing holders of Notes whatever the principal amount of the Notes so held or represented.

Governing Law

The Fiscal Agency Agreement and the Notes shall be construed in accordance with, and governed by, the laws of Québec and the laws of Canada applicable therein.

Québec will irrevocably consent to the fullest extent permitted by law to the giving of any relief (including, without limitation, the making, enforcement or execution against any property of any order or judgment) made or given in connection with any proceedings arising out of, or in connection with, the Fiscal Agency Agreement and the Notes.

Events of Default

In the event that (a) Québec shall default in the payment of the principal of, interest or Additional Amounts, if any, on the Notes, as the same shall become due and payable, and such default shall continue for a period of 45 days or (b) default shall be made in the due performance or observance by Québec of any covenant or agreement contained in the Notes, other than the payment of principal, interest or Additional Amounts, or the Fiscal Agency Agreement and such default shall continue for a period of 60 days or (c) Québec shall default in the payment of any principal of, interest or additional amounts, if any, on, any indebtedness (direct or under a guarantee) for borrowed money, other than the Notes, as the same shall become due and payable, and such default shall continue for a period of 45 days, provided that the foregoing shall not be taken into account so long as the aggregate principal amount of all such indebtedness (direct or under a guarantee) for borrowed money with respect to which the foregoing has occurred does not exceed U.S.$50,000,000 (or its equivalent in other currencies), then at any time thereafter and during continuance of such default the registered holder of any Note (or its proxy) may deliver or cause to be delivered to Québec at Ministère des Finances, c/o Direction générale des opérations bancaires et financières, 8, rue Cook, 2e étage, Québec, Québec, G1R 0A4, Canada, a written notice that such registered holder elects to declare the principal amount of the Notes held by him (the serial number or numbers of the note or notes representing such Notes and the principal amount of the Notes owned by him and the subject of such declaration being set forth in such notice) to be due and payable and, in the cases falling within either (a) or (c) above, on the 15th day after delivery of such notice, or, in the cases falling within (b) above, on the 30th day after delivery of such notice, the principal of the Notes referred to in such notice plus accrued interest thereon shall

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become due and payable, unless prior to that time all such defaults theretofore existing shall have been cured.

Notices

All notices to the holders will be valid (i) in the case of Certificated Notes, if sent by first class mail (or equivalent) or (if posted to an overseas address) by airmail, or if delivered, to each holder (or the first named of joint holders) at each such holder’s address as it appears in the Register held by the Registrar; (ii) in the case of Notes represented by a Global Note, if delivered to DTC for communication by it to the persons shown in its records as having interests therein and (iii) in either case, if and so long as the Notes are admitted to trading on, and listed on any stock exchange or are admitted to trading by another relevant authority, if in accordance with the rules and regulations of the relevant stock exchange or other relevant authority.  Any such notice shall be deemed to have been given on the date of such delivery or, in the case of mailing, on the fourth weekday following such mailing.

Further Issue

Québec shall be at liberty from time to time without the consent of the holders of the Notes to create and issue further notes ranking equally in all respects and such further notes shall be consolidated and form a single series with the outstanding Notes. Any further notes forming a single series with the outstanding Notes shall be issued with the benefit of, and subject to, an agreement supplemental to the Fiscal Agency Agreement.

Prescription

Under current Québec law, an action to enforce a right to payment under the Notes may be prescribed if it is not exercised within three years of the date the payment is due.

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